Exhibit 99.1

                Digital Recorders, Inc. Announces First
                   Quarter 2003 Financial Results;

      Revenues Increased 26.6 Percent With Improved Bottom Line

    DALLAS--(BUSINESS WIRE)--May 13, 2003--Digital Recorders, Inc.
(DRI) (Nasdaq:TBUS), a market leader in transit, transportation and law enforcement digital-communications and audio-enhancement systems, announced today that its first quarter 2003 revenues were $10.9 million, an increase of 26.6 percent over revenues for the same period in fiscal year 2002.

    First Quarter 2003 Overview

    "The first quarter was a substantial improvement over the same period in 2002, with a loss of $211,466, as compared to the $703,808 loss posted in first quarter 2002. We are starting the year in a stronger position. Our law enforcement segment, which had been running well below expectations, produced a 70 percent increase in revenues over the prior year's period and a profitable quarter. Our transportation segment also saw notable gains both in Europe and North America," David L. Turney, the Company's Chairman, Chief Executive Officer and President, said.

    First Quarter 2003 Operating and Financial Results

    For the quarter ended March 31, 2003, the Company's revenues increased to $10.9 million and the net loss was $211,466, or 6 cents per share. This compares to revenues of $8.6 million and a net loss of $703,808, or 19 cents per share, for the same period in 2002. The results for both periods are after Series AAA Preferred Stock dividends of $44,250. Weighted-average shares outstanding for the three months were 3,804,475, compared to 3,704,475 a year ago reflecting a previously reported private sale in 2002 of common equity.
    As of March 31, 2003, the Company had $1.8 million in working capital and $7.5 million in shareholders' equity. This compares to $7.1 million in working capital and $4.4 million in shareholders' equity for the same period in 2002. The reduction in working capital is due to a previously reported balance-sheet reclassification from long-term to short-term debt of an asset-based lending relationship. As previously reported, that relationship is due to expire in third quarter 2003; management is presently reviewing replacement options. The increase in shareholder's equity is due to the Series AAA Preferred Stock, which previously carried a mandatory redemption date of December 31, 2003, now being redeemable at the Company's discretion.

    First Quarter 2003 Sales Highlights

    On Jan. 30, 2003, the Company announced a $278,000-plus order for its Digital Audio Corporation (DAC) business unit's newly released SR-200 Solid-State Recorder Kit -- designed specifically for law enforcement and security covert applications -- was received from the U.S. government.
    On Feb. 19, 2003, the Company announced its TwinVision na, Inc.
(TVna) business unit received orders totaling more than $1.3 million from existing customers on behalf of public transit fleets in Miami-Dade County, Fla., and Pittsburgh, Pa., for TwinVision(R) amber, all-LED, electronic destination sign systems.

    Second Quarter 2003 Forecast

    "We presently expect to achieve second quarter 2003 revenues between $13 million to $13.8 million, compared to revenues of $12.4 million posted in the same quarter last year. We also expect the quarter to be profitable," Mr. Turney said.

    Fiscal Year 2003 Outlook

    "In fiscal year 2003, we expect to achieve between $52 million to $57 million in revenues given the demand for existing products and services, as well as due to an extension of the Company's services and product offerings, including new products in virtually all business units. We also expect earnings for fiscal year 2003 to be in the range of 20 cents to 35 cents per share without giving effect to any non-cash charges that might arise in connection with the Convertible Preferred equity financing, which we previously reported we were considering," Mr. Turney said.
    According to Mr. Turney, that rather wide range of expected revenues and earnings will be further refined in the third quarter when the Company's management team has more visibility on timing of larger contracts expected during the last half of the year. "As we have frequently noted, timing on larger orders can cause significant fluctuations in revenues and earnings in our industry."
    The Company has been less affected by the weakness in the U.S. economy during the last two years than might intuitively have been expected. According to Mr. Turney, this is due, in part, to the fact that the Company has stepped-up its introduction of new products and its entry into new served market sectors.
    "The longer term contract nature of our U.S. market and its somewhat counter cyclical nature, as well as strength in certain of our international markets, have contributed to stability in revenues for the Company up to this point. The continuation of this stability depends on the duration of the on-going weakness in the U.S. economy and our ability to maintain our market pace and product successes. I would like to note that the 70 percent revenue increase in our law enforcement segment is not yet viewed as being a trend, although business is gaining strength over the performance of the past two years," Mr. Turney said.

    Conference Call Information

    Senior management will discuss first quarter earnings results during an investor conference call Wednesday, May 14, 2003, at 11 a.m. (Eastern). To listen to, and participate in, the live questions-and-answers exchange, please call one of the following telephone numbers at least five minutes prior to the start time:

    --  Domestic, 800/683-1575; or

    --  International, 973/935-2101.

    Replay will be available from 2 p.m. (Eastern) Wednesday, May 14, 2003 through 11:59 p.m. (Eastern) May 28, 2003 via the following telephone numbers: Domestic, 877/519-4471 (Pin Number 3923381); or International, 973/341-3080 (Pin Number 3923381).
    To participate via webcast, please go to www.viavid.com, search for TBUS events, click on the first quarter 2003 event description, and register to participate. The webcast also will be accessible via the Company's corporate website, www.digrec.com. For the convenience of the Company's shareholders, the webcast will be archived for six months.

    About the Company

    Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement digital-communications and audio-enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, as well as enhance law enforcement agencies' surveillance capabilities. Our transit communications products -- TwinVision(R) and Mobitec route destination signage systems, Talking Bus(R) voice announcement systems, and Internet-based, automatic vehicle monitoring systems -- enhance access to and use of public transportation around the globe. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies worldwide capture, arrest and prosecute criminals.

    Forward-Looking Statements

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation implied in a forward-looking statement will prove correct, or that the contemplated event or result will occur as anticipated. The risks associated with forward-looking statements include, but are not limited to, product demand and market acceptance risks, the impact of competitive products and pricing, the effects of economic conditions and trade, legal, social and economic risks, such as import, licensing and trade restrictions, the results of implementing the Company's business plan, and the impact on the Company of its relationship with its lender. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements.

    For More Information, Please Refer to: www.digrec.com.






               DIGITAL RECORDERS, INC. AND SUBSIDIARIES
                    CONSOLIDATED  BALANCE  SHEETS

                                             March 31,    December 31,
                                                2003          2002
ASSETS                                       (Unaudited)     (Note)
-----------------------------------------   ------------- ------------
Current Assets
 Cash and cash equivalents                     $136,900      $504,758
 Trade accounts receivable, less allowance
  for doubtful accounts of $146,066 at
  March 31, 2003 and December 31, 2002        9,304,545    10,137,955
 Other receivables                              451,713       251,454
 Inventories                                  8,795,566     8,830,522
 Prepaids and other current assets              534,742       452,882
                                            ------------  ------------
  Total current assets                       19,223,466    20,177,571
                                            ------------  ------------

Property and equipment, less accumulated
 depreciation of $1,614,753 at March 31,
 2003 and $1,459,953 at December 31, 2002     1,688,495     1,572,259
Goodwill, less accumulated amortization of
 $1,096,505 at March 31, 2003 and
 $1,066,643 at December 31, 2002              9,148,732     8,960,396
Intangible assets, less accumulated
 amortization of $407,926 at March 31, 2003
 and $362,922 at December 31, 2002            1,391,695     1,392,533
Deferred tax assets                             866,109       865,663
Other assets                                    538,015       414,764
                                            ------------  ------------
  TOTAL ASSETS                              $32,856,512   $33,383,186
                                            ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------------
Current Liabilities
 Lines of credit                             $6,950,011    $7,503,791
 Current maturities of long-term debt           761,120       763,360
 Accounts payable                             6,201,759     6,339,537
 Accounts payable, related party              1,216,053       859,425
 Accrued expenses                             2,060,673     2,162,309
 Deferred tax liabilities                       142,213       138,695
 Preferred stock dividends payable               88,500        88,500
                                            ------------  ------------
  Total current liabilities                  17,420,329    17,855,617
                                            ------------  ------------

Long-term debt and other obligations, less
 current maturities                           7,584,741     7,737,940
                                            ------------  ------------

Other Liabilities                                65,003        65,003

Series AAA Mandatory Redeemable,
 Convertible, Nonvoting Preferred Stock,
 $.10 par value, Liquidation Preference of
 $5,000 per share; 20,000 shares
 authorized; 354 shares issued and
 outstanding at December 31, 2002                    --     1,770,000

Minority interest in consolidated
 subsidiary                                     305,000       267,566
                                            ------------  ------------

Commitments and contingencies                        --            --

Stockholders' Equity
 Series AAA, Convertible, Nonvoting
  Preferred Stock, $ .10 par Liquidation
  Preference of $5,000 per share; 20,000
  shares authorized  354 shares issued and
  outstanding at March 31, 2003; redeemable
  at the discretion of the Company            1,770,000            --
 Common stock, $.10 par value, 10,000,000
  shares authorized; 3,804,475 shares
  issued and outstanding at March 31, 2003
  and December 31, 2002                         380,447       380,447
 Additional paid-in capital                  12,305,476    12,349,726
 Accumulated other comprehensive income -
  foreign currency translation                  657,020       421,175
 Accumulated deficit                         (7,566,501)   (7,399,285)
                                            ------------  ------------
  Total stockholders' equity                  7,546,442     5,752,063
                                            ------------  ------------
  TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY                                   $32,856,512   $33,383,186
                                            ============  ============

Note: The balance sheet at December 31, 2002 has been derived from the audited financial statements at that date.


               DIGITAL RECORDERS, INC. AND SUBSIDIARIES
         CONSOLIDATED  STATEMENTS  OF  OPERATIONS (UNAUDITED)
          FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

                                         Three Months Ended March 31,
                                         ----------------------------
                                             2003          2002
                                         ------------- --------------

Net sales                                 $10,917,194     $8,623,648
Cost of sales                               6,573,203      5,534,418
                                         ------------- --------------
 Gross profit                               4,343,991      3,089,230
                                         ------------- --------------

Operating expenses:
 Selling, general and administrative        3,562,696      2,826,822
 Research and development                     649,997        625,520
                                         ------------- --------------
       Total operating expenses             4,212,693      3,452,342
                                         ------------- --------------

 Operating income (loss)                      131,298       (363,112)
                                         ------------- --------------

Other income (expense)                         19,483        (10,682)
Foreign currency translation gain              28,659         36,366
Interest expense, net                        (309,823)      (275,680)
                                         ------------- --------------
       Total other expense and interest
        expense                              (261,681)      (249,996)
                                         ------------- --------------

 Loss before income tax benefit (expense)    (130,383)      (613,108)

Income tax benefit (expense)                      601        (46,619)
                                         ------------- --------------

 Loss before minority interest in income
  of consolidated subsidiary                 (129,782)      (659,727)

Minority interest in income of
 consolidated subsidiary                      (37,434)           169
                                         ------------- --------------

 Net loss                                    (167,216)      (659,558)

Preferred stock dividend requirements         (44,250)       (44,250)
                                         ------------- --------------

 Net loss applicable to common
  shareholders                              $(211,466)     $(703,808)
                                         ============= ==============

Earnings per share:
 Net loss per share:
       Basic                                   $(0.06)        $(0.19)
                                         ============= ==============
       Diluted                                 $(0.06)        $(0.19)
                                         ============= ==============

 Weighted average number of common shares
  and common equivalent shares
  outstanding:
       Basic                                3,804,475      3,704,475
                                         ============= ==============
       Diluted                              3,804,475      3,704,475
                                         ============= ==============



    CONTACT: Digital Recorders, Inc., Dallas
             Veronica B. Marks, 214/378-4776
             Fax: 214/378-8437
             veronicam@digrec.com